UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

LIFEVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

LifeVantage Corporation’s (the “Company”) President and Chief Executive Officer, Douglas C. Robinson, and its Chief Financial Officer, David Colbert, will be presenting at the Wedbush 2012 California Dreamin’ Conference “The New York Edition,” to be held on December 11th and 12th in New York City, New York. A copy of the written presentation materials to be used at the conference is furnished as an exhibit to this report.

The information in this Item 7.01, including the information contained in the copy of the presentation materials to be used at the conference, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of such information is not intended to, and does not, constitute a determination or admission by the Company as to the materiality of such information. Such information contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company’s current expectations and beliefs. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. For a detailed discussion of these risks and uncertainties, please read the risk factors set forth in the Company’s periodic reports (including its reports on Form 10-K and 10-Q) filed by the Company with the Securities and Exchange Commission. The forward-looking statements set forth the Company’s beliefs as of the date that such information was first provided, and the Company assumes no duty to update the forward-looking statements to reflect any change except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Copy of written presentation materials to be used by the Company at Wedbush conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 11, 2012	LifeVantage Corporation

	By:	/s/ Rob Cutler
Rob Cutler General Counsel